BMC  Buckbee-Mears St. Paul

HAND DELIVERED
& CERTIF1ED MAIL

July 20, 1999

GMT Corporation
C/OCB Richard Ellis
245East 6th Street
St. Paul. MN 55101

R.E:	Lease of Premises at 245 East 6th Street in St. Paul, by BMC Industries, Inc. from GMT Corporation

This letter is written notice pursuant to Section 4 of the Amendment of Lease dated August 1, 1998, that the tenant elects to reduce the leased premises by terminating the referenced lease as to part of the S-228 space containing approximately 1,325 square feet effective 150 days from the date hereof.

Please contact us to confirm the effective date of the change and the new rent, CAM and tax charges applicable to our lease.

Very truly yours,
BMC Industries. Inc.

/s/Wes Cohen

Wes Cohen
Controller, Buckbee-Mears St. Paul